SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2009

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington	98057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

(a)         On November 18, 2009, First Financial Northwest, Inc. (“Company”) entered into a Severance Agreement with Robert H. Gagnier, Vice President of the Company, and Senior Vice President and Chief Lending Administrative Officer of First Savings Bank Northwest (“Bank”).  Mr. Gagnier has announced that he intends to retire from active employment from the Company and the Bank on December 31, 2009.  The Severance Agreement provides a severance benefit to Mr. Gagnier in exchange for his services during a transition period from December 31, 2009 until March 31, 2010 in connection with the lending functions and activities of the Company and the Bank following his retirement. A copy of the Severance Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           On November 18, 2009, the Company announced that Robert H. Gagnier, Vice President of the Company, and Senior Vice President and Chief Lending Administrative Officer of the Bank, intends to retire on December 31, 2009.  Mr. Gagnier has held his current position at the Company since the Company’s inception in 2007, and has held his current position at the Bank since 2001.  Prior to serving in his current position at the Bank, Mr. Gagnier had served as Vice President, Loan Officer and Compliance Officer of the Bank since 1986.

As reported in Item 1.01 of the Form 8-K, on November 18, 2009, Mr. Gagnier entered into a Severance Agreement with the Company and the Bank, which provides a severance benefit in exchange for his services during a transition period from December 31, 2009 until March 31, 2010 in connection with the lending functions and activities of the Company and the Bank. A copy of the agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

10.1           Form of Severance Agreement

99.1           Press Release dated November 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: November 18, 2009	By: /s/Victor Karpiak
Victor Karpiak
President and Chief Executive Officer

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